Exhibit 99.1

Mattersight Announces Second Quarter 2016 Results

Chicago, IL – (Marketwired – August 9, 2016) – Mattersight Corporation (NASDAQ: MATR), the pioneer in personality-based software applications, today announced financial results for the second quarter ended June 30, 2016.

“With four new logo customers closed in Q2 and rolling four quarter bookings up 24% year-over-year, we continue to be very bullish on the growth of our sales team and the market traction from Predictive Behavioral Routing,” said Mattersight CEO Kelly Conway.  “Our sales pipeline is the strongest we’ve ever seen, and we are projecting significant revenue acceleration in the back half of 2016 as a result of our recent bookings and contract backlog.  The next couple of quarters should be transformational for Mattersight.”

Second Quarter 2016 Financial Highlights

•	Bookings: Annual Contract Value (ACV) bookings for the second quarter were $4.4 million. ACV bookings for the last four quarters were $23.7 million, a 24% year-over-year increase.
•	Book of Business: Annualized Book of Business was $59.4 million for the second quarter, up 21% on a year-over-year basis.
•	Subscription Revenues: Total subscription revenues were $8.5 million.
•	Total Revenues: Total revenues for the second quarter were $9.1 million.
•	Backlog: ACV in deployment was $23.1 million, a 131% increase on a year-over-year basis.
•	Gross Margin: Gross margin was 65% in the second quarter.

Second Quarter 2016 Business Highlights

•	Record New Customers: Signed a record four new logo customers, two in healthcare and two in retail, including CX leader Nordstrom and a top 10 U.S. big-box retailer.
•

Workstyle Contract: Signed inVentiv Health as the first customer for Workstyle, a lightweight SaaS app that bolsters emotional connections and employee engagement in the call center via gamified personality training.

•	Growing Patent Portfolio: Added another new patent, bringing Mattersight’s total U.S. patent portfolio to 26 and bolstering the protection of Mattersight’s innovative solutions.
•

Level 1 PCI-DSS Certification: Achieved certification as a Payment Card Industry Data Security Standard Level 1 Service Provider for the seventh consecutive year, affirming Mattersight’s rigorous security controls and robust protection of sensitive customer data.

Non-GAAP Financial Measures

The Company realized an "Adjusted EBITDA1" loss of $3.1 million for the second quarter of 2016. Adjusted EBITDA is a non-GAAP measure. For a reconciliation of net loss to Adjusted EBITDA, see the accompanying schedule. Mattersight's net loss was $6.2 million in the second quarter of 2016. Annualized Book of Business is a non-GAAP measure. For a reconciliation of Annualized Book of Business to total revenue, see the accompanying schedule. In response to recent Securities and Exchange Commission guidance on non-GAAP measures, we will be discontinuing the use of the Annualized Book of Business metric. We expect to replace it with a comparable operational metric. While the company believes that this metric is useful in evaluating its business, this information should be considered supplemental in nature and is not meant as a substitute for revenue recognized in accordance with GAAP.

Conference Call Information

Mattersight management will host a conference call at 5:00 p.m. ET on Tuesday, August 9, 2016. The conference call and slide presentation will be available at the Investor Relations section of Mattersight's website at http://www.mattersight.com/about-us/investor-relations. To listen to the conference call via telephone, please call 800.952.4789 (domestic) or 404.665.9579 (international), conference ID: 55535314.

For those who cannot access the live broadcast, a replay of the conference call will be available beginning approximately two hours after the live call is completed until September 9, 2016, by dialing 855.859.2056 (domestic) or 404.537.3406 (international), conference ID: 55535314.

Safe Harbor for Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements, which may be identified by use of words such as “plan,” “may,” “might,” “believe,” “expect,” “intend,” “could,” “would,” “should,” and other words and terms of similar meaning, involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  In addition to other factors and matters contained or incorporated in this document, important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, among other things, the risks detailed from time to time in Mattersight’s SEC filings.  You can locate these filings on the Investor Relations page of Mattersight’s website, www.mattersight.com.  Statements included or incorporated by reference into this press release are based upon information known to Mattersight as of the date of this press release, and the company assumes no obligation to publicly revise or update any forward-looking statement for any reason. In light of Regulation FD, it is our policy not to comment on earnings, financial guidance or operations other than through press releases, publicly announced conference calls, or other means that will constitute public disclosure for purposes of Regulation FD.  Mattersight uses its website at www.mattersight.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Mattersight

Mattersight's mission is to help brands have more effective and effortless conversations with their customers. Using a suite of innovative personality-based software applications, Mattersight can analyze and predict customer behavior based on the language exchanged during service and sales interactions. This insight can then facilitate real-time connections between customers and the agents best capable of handling their needs. Mattersight's stack of patented SaaS applications has influenced hundreds of millions of shorter, more satisfying customer interactions. Organizations across the Financial Services, Healthcare, Technology and Telco industries rely on Mattersight to drive customer retention, employee engagement and operating efficiency. An independent research study documents the average return on investment for these organizations is 344%. To learn more about how Mattersight can help your company, please visit www.mattersight.com.

1 Mattersight presents Adjusted EBITDA, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted EBITDA provides investors with a better understanding of the results of Mattersight's operations. Management believes that Adjusted EBITDA reflects Mattersight's resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted EBITDA measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

Contact

David Gustafson

Interim Chief Financial Officer

847.582.7016

David.Gustafson@Mattersight.com

MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the Three Months		For the Six Months
	Ended		Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Revenue:
Subscription revenue	$8,501	$8,874	$17,723	$17,206
Other revenue	573	868	1,404	1,852
Total revenue	9,074	9,742	19,127	19,058
Operating expenses:
Cost of subscription revenue	2,579	2,055	5,059	3,923
Cost of other revenue	616	614	1,382	1,321
Total cost of revenue, exclusive of depreciation and amortization shown below:	3,195	2,669	6,441	5,244
Research and development	3,350	3,380	6,600	6,788
Sales and marketing	4,197	3,087	8,827	6,243
General and administrative	2,872	2,821	6,038	5,703
Depreciation and amortization	1,417	1,216	2,818	2,211
Total operating expenses	15,031	13,173	30,724	26,189

Operating loss	(5,957)	(3,431)	(11,597)	(7,131)
Interest and other expense, net	(237)	(145)	(408)	(259)
Change in fair value of warrant liability	—	20	—	25
Loss before income taxes	(6,194)	(3,556)	(12,005)	(7,365)
Income tax provision	(6)	(8)	(16)	(16)
Net loss	(6,200)	(3,564)	(12,021)	(7,381)
Dividends related to 7% Series B convertible preferred stock	(147)	(147)	(293)	(294)
Net loss available to common stock holders	$(6,347)	$(3,711)	$(12,314)	$(7,675)

Per share of common stock:
Basic net loss available to common stock holders	$(0.25)	$(0.17)	$(0.49)	$(0.35)
Diluted net loss available to common stock holders	$(0.25)	$(0.17)	$(0.49)	$(0.35)

Shares used to calculate basic net loss per share	25,161	22,032	25,112	21,955
Shares used to calculate diluted net loss per share	25,161	22,032	25,112	21,955

Stock-based compensation expense is included in individual line items above:
Total cost of revenue	$112	$65	$186	$124
Research and development	340	253	669	519
Sales and marketing	454	355	933	721
General and administrative	512	744	1,255	1,418

MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited and in thousands)

	For the Three Months		For the Six Months
	Ended		Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Net loss	$(6,200)	$(3,564)	$(12,021)	$(7,381)
Other comprehensive loss:
Effect of currency translation	(4)	3	(7)	2
Comprehensive net loss	$(6,204)	$(3,561)	$(12,028)	$(7,379)

MATTERSIGHT CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	June 30,	December 31,
	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$15,400	$15,407
Receivables net of allowances of $29 and $24, respectively	5,737	4,863
Prepaid expenses	5,681	4,582
Other current assets	197	235
Total current assets	27,015	25,087
Equipment and leasehold improvements, net of accumulated depreciation and amortization of $17,357 and $14,805, respectively	8,980	8,523
Goodwill	972	972
Intangibles net of amortization of $3,566 and $3,351, respectively	3,313	3,353
Other long-term assets (includes $500 in restricted cash at June 30, 2016)	2,379	2,467
Total assets	$42,659	$40,402

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$7,046	$—
Accounts payable	1,551	1,223
Accrued compensation and related costs	2,327	2,761
Unearned revenue	3,876	6,378
Capital leases	2,164	1,819
Other current liabilities	2,402	1,796
Total current liabilities	19,366	13,977
Long-term debt	5,944	—
Long-term unearned revenue	1,306	1,597
Long-term capital leases	2,267	1,614
Other long-term liabilities	5,399	5,689
Total liabilities	34,282	22,877

7% Series B convertible preferred stock, $0.01 par value; 5,000,000 shares authorized and designated; 1,641,960 and 1,644,768 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively, with a liquidation preference of $10,719 and $10,443 at June 30, 2016 and December 31, 2015, respectively	8,374	8,388

Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 27,577,704 and 27,636,853 shares issued at June 30, 2016 and December 31, 2015, respectively; and 26,567,670 and 25,849,876 shares outstanding at June 30, 2016 and December 31, 2015, respectively	276	276
Additional paid-in capital	263,134	264,212
Accumulated deficit	(254,106)	(242,085)
Treasury stock, at cost, 1,010,034 and 1,786,977 shares at June 30, 2016 and December 31, 2015, respectively	(5,267)	(9,239)
Accumulated other comprehensive loss	(4,034)	(4,027)
Total stockholders’ equity	3	9,137
Total liabilities and stockholders’ equity	$42,659	$40,402

MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Six Months Ended
	June 30,	June 30,
	2016	2015
Cash Flows from Operating Activities:
Net loss	$(12,021)	$(7,381)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,818	2,211
Stock-based compensation	3,043	2,782
Provision for uncollectible amounts	26	—
Change in fair value of warrant liability	—	(25)
Changes in assets and liabilities:
Receivables	(900)	(1,353)
Prepaid expenses	(1,138)	(846)
Other current assets	(12)	(1,646)
Other long-term assets	88	561
Accounts payable	377	267
Accrued compensation and related costs	(434)	(256)
Unearned revenue	(2,793)	(1,472)
Other current liabilities	(179)	(570)
Other long-term liabilities	522	2,040
Total adjustments	1,418	1,693
Net cash used in operating activities	(10,603)	(5,688)
Cash Flows from Investing Activities:
Capital expenditures	(973)	(1,207)
Investment in intangible assets	(472)	(475)
Net cash used in investing activities	(1,445)	(1,682)
Cash Flows from Financing Activities:
Proceeds from line of credit	16,246	15,000
Repayments of line of credit	(9,200)	(7,000)
Proceeds from term loan	6,000	—
Principal payments on capital lease obligations	(1,107)	(999)
Acquisition of treasury stock to satisfy tax withholding obligations	(211)	(695)
7% Series B convertible preferred stock dividend	(3)	—
Proceeds from exercise of stock options	236	194
Fees paid for issuance of term loan	(60)	—
Fees paid for issuance of common stock	—	(11)
Proceeds from employee stock purchase plan	145	105
Net cash provided by financing activities	12,046	6,594
Effect of exchange rate changes on cash and cash equivalents	(5)	(4)
Decrease in cash and cash equivalents	(7)	(780)
Cash and cash equivalents, beginning of period	15,407	14,238
Cash and cash equivalents, end of period	$15,400	$13,458

Non-Cash Investing and Financing Activities:
Capital lease obligations incurred	$2,111	$1,752
Capital equipment purchased on credit	2,111	1,752
Change in fair value of warrants classified as liability	—	(25)
Change in fair value of intellectual property purchase liability	—	2,285
Supplemental Disclosures of Cash Flow Information:
Interest paid	$279	$101

MATTERSIGHT CORPORATION

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(Unaudited and in thousands)

	For the Three Months		For the Six Months
	Ended		Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
GAAP — Net loss	$(6,200)	$(3,564)	$(12,021)	$(7,381)
Depreciation and amortization	1,417	1,216	2,818	2,211
Interest and other expense, net	237	145	408	259
Income tax provision	6	8	16	16
EBITDA	(4,540)	(2,195)	(8,779)	(4,895)
Stock-based compensation	1,418	1,417	3,043	2,782
Change in fair value of warrant liability	—	(20)	—	(25)
Adjusted EBITDA	$(3,122)	$(798)	$(5,736)	$(2,138)

MATTERSIGHT CORPORATION

RECONCILIATION OF GAAP REVENUE TO ANNUALIZED BOOK OF BUSINESS

(Unaudited and in thousands)

	June 30,	June 30,
	2016	2015
GAAP — Total revenue	$9,074	$9,742
Multiplier	4	4
Annualized revenue	36,296	38,968
Annualized revenue (rounded)	36.3	39.0
Backlog	23.1	10.0
Annualized book of business	$59.4	$49.0